UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 26, 2023

PANACEA LIFE SCIENCES HOLDINGS, INC.

(Exact name of the registrant as specified in its charter)

Nevada	001-38190	27-1085858
(State or other jurisdiction of	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

5910 South University Blvd, C18-193

Greenwood Village, CO 80121

(Address of principal executive offices) (Zip code)

Registrant’s telephone number, including area code: 1-800-985-0515

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 26, 2023, the board of directors (the “Board”) of Panacea Life Sciences Holdings, Inc. (the “Company”) approved the Company’s entry into Restricted Stock Agreements under the Company’s Amended and Restated 2021 Equity Incentive Plan with Leslie Buttorff, the Company’s chief executive officer and member of the Board, Lawrence J. Wert, Board member, Nick Cavarra, the Company’s President, and Nathan Berman, the Company’s Controller (the “Restricted Stock Agreements”). Pursuant to the Restricted Stock Agreements, the Company will issue 760,000 shares of the Company’s common stock, par value $0.0001 (the “Common Stock”) to Ms. Buttorff in lieu of her annual salary for 2023, 150,000 shares of Common Stock to Mr. Wert in lieu of cash compensation for his service on the Board in 2022 and 2023, 150,000 shares of Common Stock to Mr. Cavarra in lieu of sales commissions earned in 2022, and 50,000 shares of Common Stock to Mr. Berman in lieu of salary increase. Fifty percent (50%) of the Common Stock issued pursuant to the Restricted Stock Agreements will be subject to vesting restrictions, and will vest on the one-year anniversary of the grant date.

The foregoing description of the Restricted Stock Agreements is not complete and is qualified in its entirety by reference to the full text of such agreement, a form of which is filed hereto as Exhibit 10.1 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

Exhibit Number	Description
10.1	Form of Restricted Stock Agreement
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on behalf of the undersigned hereunto duly authorized.

Panacea Life Sciences Holdings, Inc.

Date: June 2, 2023	By:	/s/ Leslie Buttorff
	Name:	Leslie Buttorff
	Title:	Chief Executive Officer